Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-225382), S-3/ASR (No. 333-226086), S-8 (Nos. 333-226537 and 333-205717) of Tallgrass Energy, LP, of our report dated February 8, 2019, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
February 8, 2019